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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into Allied Waste Industries, Inc.'s previously filed Registration Statements on Forms S-4 (File No. 333-59265 and File No. 333-60727) and Forms S-8 (File No. 33-42354, File No. 33-63510, File No. 33-79654, File No. 33-79756,
File No. 33-79664, File No. 333-48357, File No. 333-62473-01, File No. 333-68815
and File No. 333-81821) of our reports dated March 3, 1998 on the Allied Waste Industries, Inc. December 31, 1998 financial statements incorporated by reference into this Current Report on Form 8-K.

                                          Arthur Andersen LLP

Phoenix, Arizona
July 16, 1999